Exhibit 23





Consent of Independent Public Accountants

As independent public accountants, we hereby consent to the incorporation of our report included in this Form 11-K for the year ended November 30, 1996, into UAL's previously filed Form S-8 and Post Effective Amendment No.
1 to Form S-8 Registration Statement (File No. 33-44552),
Form S-8 Registration Statement (File No. 33-57331) and
Form S-8 Registration Statement (File No. 333-03041) for the United Air Lines, Inc. Ground Employees' 401(k)
Retirement Savings Plan.

                                     /s/ Arthur Andersen LLP

                                     Arthur Andersen LLP


Chicago, Illinois
May 23, 1997